AGREEMENT AND PLAN OF MERGER



                                        Among



                           REPUBLIC AUTOMOTIVE PARTS, INC.

                        KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                                         and


                                  KAI MERGER, INC.


                            Dated as of February 17, 1998

                            AGREEMENT AND PLAN OF MERGER





                    AGREEMENT AND PLAN OF MERGER (hereinafter called this

          "Agreement"), dated as of February 17, 1998, among Republic

          Automotive Parts, Inc., a Delaware corporation (the "Company"),

          Keystone Automotive Industries, Inc, a California corporation

          ("Keystone"), and  KAI Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Keystone ("Merger Sub").



                                      RECITALS



                    WHEREAS, the respective boards of directors of each of

          Keystone, Merger Sub and the Company have approved the merger of

          Merger Sub with and into the Company (the "Merger") and adopted this Agreement;



                    WHEREAS, it is intended that, for federal income tax

          purposes, the Merger shall qualify as a "tax-free" reorganization under the provisions of Section 368(a) of the Internal Revenue

          Code of 1986, as amended, and the rules and regulations

          promulgated thereunder (the "Code");

                    WHEREAS, as an inducement to the willingness of

          Keystone to enter into this Agreement, the board of directors of the Company has approved the grant to Keystone of an option to purchase shares of common stock of the Company pursuant to a stock option agreement, substantially in the form of Exhibit A

          (the "Stock Option Agreement"), and each of the Company and

          Keystone have duly authorized, executed and delivered the Stock

          Option Agreement; and



                    WHEREAS, the Company, Keystone and Merger Sub desire to

          make certain representations, warranties, covenants and

          agreements in connection with this Agreement.



                    NOW, THEREFORE, in consideration of the premises, and

          of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:







                                      ARTICLE I



                         The Merger; Closing; Effective Time



                    1.1  The Merger.  Upon the terms and subject to the

          conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease.

          The Company shall be the surviving

          corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the Merger shall have the effects provided in the Delaware General Corporation Law ( the

          "DGCL").



                    1.2  Closing.  The closing of the Merger (the

          "Closing") shall take place (i) at the offices of Manatt, Phelps

          & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles,

          California 090064-1614 at 9:00 a.m. local time on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the

          Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this

          Agreement or (ii) at such other place and time and/or on such other date as the Company and Keystone may agree in writing (the

          "Closing Date").



                    1.3  Effective Time.  As soon as practicable following

          the Closing, the Company and Keystone will cause a certificate of merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in Sections 251(c) and 103 of the DGCL.

          The Merger  shall become effective at the time when the

          Certificate of Merger shall have become effective in accordance with the DGCL (the "Effective Time").

                                     ARTICLE II



              Certificate of Incorporation and By-Laws of the Surviving

                                     Corporation



                    2.1  The Certificate of Incorporation.  The certificate

          of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article Fourth of the Charter shall be amended to read in its entirety as follows: "The authorized capital stock of the Corporation shall consist of one thousand shares of common stock having a par value of one dollar per share."



                    2.2  The By-Laws.  The by-laws of the Company in effect

          at the Effective Time shall be the by-laws of the Surviving

          Corporation (the "By-Laws"), until duly amended as provided therein or by applicable law.







                                     ARTICLE III



                         Officers, Directors and Management



                    3.1  Directors of Surviving Corporation.  The directors

          of Merger Sub at the Effective Time shall, from and after the

          Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have
          qualified or until their earlier death,

          resignation or removal in accordance with the Charter and the By-

          Laws.



                    3.2  Officers of Surviving Corporation.  The officers

          of the Company at the Effective Time (other than the Chairman of the Board of the Company) shall, from and after the Effective

          Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.







                                     ARTICLE IV



                       Effect of the Merger on Capital Stock;

                              Exchange of Certificates



                    4.1  Effect on Capital Stock.  At the Effective Time,

          as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:


                         (a)  Merger Consideration.  Each share of the

          common stock, having a par value of $0.50 per share (each a

          "Company Share" and together the "Company Shares"), of the

          Company issued ;and outstanding immediately prior to the

          Effective Time (other than (i) Company Shares that are owned by

          Keystone or Merger Sub; or (ii) Company Shares that are held in the treasury of the Company (collectively, "Excluded Company

          Shares")) shall be
          converted into 0.80 of a share (the "Exchange

          Ratio") of common stock, no par value, of Keystone ("Keystone

          Common Stock"), subject to adjustment as provided in Section 4.4

          (the "Merger Consideration").  At the Effective Time, all Company

          Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a

          "Certificate") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive, pursuant to Section 4.2(d), cash in lieu of fractional shares into which such Company Shares have been converted

          pursuant to this Section 4.1(a).



                         (b)  Cancellation of Shares.  Each Company Share

          issued and outstanding immediately prior to the Effective Time and owned directly by Keystone, Merger Sub or the Company shall,

          by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.


                         (c)  Merger Sub.  At the Effective Time, each

          share of common stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the

          Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Keystone.



                    4.2  Exchange of Certificates for Shares.

                         (a)  Exchange Procedures.  As soon as practicable

          after the Effective Time, the Surviving Corporation shall cause an exchange agent (the "Exchange Agent"), selected by Keystone with the Company's prior approval, which shall not be

          unreasonably withheld, to mail to each holder of record of

          Company Shares (other than holders of record of Excluded Company

          Shares) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the

          Certificates shall pass, only upon delivery of the Certificates

          (or affidavits of loss in lieu thereof) to the Exchange Agent,

          such letter of transmittal to be in such form and have such other provisions as Keystone and the Company may reasonably agree, and

          (ii) instructions for surrendering the Certificates in exchange for (A) uncertificated shares of Keystone Common Stock registered on the stock transfer books of Keystone in the name of such holder ("Registered Keystone Shares") or, at the election of such holder, certificates representing shares of Keystone Common Stock and (B) cash in lieu of fractional shares.  Subject to

          Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal,

          duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) Registered Keystone Shares or, at the election of such holder, a certificate, representing that number of whole shares of Keystone Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of any cash in lieu of fractional shares, and the

          Certificate so surrendered shall forthwith be canceled.  No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.  In the event of a transfer of ownership of Company Shares that is not registered in the

          transfer records of the Company, the Registered Keystone Shares or certificate, as the case may be, representing the proper number of shares of

          Keystone Common Stock, together with a check

          for any cash to be paid upon due surrender of the Certificate,

          may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the

          Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.  If any Registered Keystone

          Shares or certificate for shares of Keystone Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below)

          requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of  Registered Keystone Shares or certificates for shares of Keystone Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Keystone or the Exchange Agent that such tax has been paid or is not applicable.



                    For the purposes of this Agreement, the term "Person"

          shall mean any individual, corporation (including not-for-

          profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization,

          Governmental Entity (as defined in Section 5.1(b)) or other entity of any kind or nature.



                         (b)  Voting.  Holders of unsurrendered

          Certificates shall not be entitled to vote after the Effective

          Time at any meeting of Keystone stockholders with a record date at or after the Effective Time.

                         (c)  Transfers.  After the Effective Time, there

          shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.



                         (d)  Fractional Shares.  Notwithstanding any other

          provision of this Agreement, no fractional shares of Keystone

          Common Stock will be issued and any holder of record of Company

          Shares entitled to receive a fractional share of Keystone Common

          Stock, but for this Section 4.2(d), shall be entitled to receive an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share)

          by the closing price of a share of Keystone Common Stock, on the

          NASDAQ National Market, as reported in The Wall Street Journal,

          West Coast edition, for the last trading day prior to the

          Effective Time.  Keystone shall make available to the Exchange

          Agent cash in an amount sufficient to make the payments in lieu of fractional shares of Keystone Common Stock.



                         (e)  Termination of Exchange Period; Unclaimed

          Stock.  Any shares of Keystone Common Stock and any portion of the cash payable with respect to the Keystone Common Stock pursuant to Section 4.1 and Section 4.2(d) (including the

          proceeds of any investments thereof) that remains unclaimed by the former shareholders of the Company 180 days after the

          Effective Time shall be paid to Keystone.  Any former

          shareholders of the Company who have not theretofore complied with this Article IV shall look only to Keystone for payment of their shares of Keystone Common Stock and any cash issuable and/or payable pursuant to Section 4.1 and Section 4.2(d) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon.

          Notwithstanding the foregoing, none of Keystone, the Surviving

          Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.



                         (f)  Lost, Stolen or Destroyed Certificates.  In

          the event any Certificate shall have been lost, stolen or

          destroyed, upon the making of an affidavit of that fact by the

          Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Keystone as indemnity against any claim that may be made against it with respect to such Certificate, Keystone will issue the shares of Keystone Common Stock, and the Exchange Agent will issue any cash payment in lieu of a fractional share in respect thereof, issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Article IV upon due surrender of and deliverable in respect of the Company

          Shares represented by such Certificate pursuant to this

          Agreement, in each case, without interest.



                         (g)  Affiliates.  Notwithstanding anything herein

          to the contrary, Certificates surrendered for exchange by any

          Affiliate (as defined in Section 6.7(a)) of the Company shall not be exchanged until Keystone has received a written agreement from such Person as provided in Section 6.7 hereof.

                    4.3  Adjustments to Prevent Dilution.  In the event

          that prior to the Effective Time there is a change in the number of Company Shares or shares of Keystone Common Stock or

          securities convertible or exchangeable into or exercisable for

          Company Shares or shares of Keystone Common Stock issued and outstanding as a result of a distribution, reclassification,

          stock split (including a reverse split), stock dividend or distribution, merger (except as contemplated by this Agreement)

          or other similar transaction, the Exchange Ratio shall be

          equitably adjusted to eliminate the effects of such event.





                                      ARTICLE V



                           Representations and Warranties



                    5.1  Representations and Warranties of the Company,

          Keystone and Merger Sub.  Except as set forth in the disclosure letter, dated the date hereof, delivered by the Company to

          Keystone or by Keystone to the Company (each a "Disclosure

          Letter", and the "Company Disclosure Letter" and the "Keystone

          Disclosure Letter", respectively), as the case may be, the

          Company (except for references in subparagraphs (a), (b)(ii) and

          (c) below to documents made available or disclosed by Keystone to the Company) hereby represents and warrants to Keystone and

          Merger Sub, and Keystone (except for references in subparagraphs

          (a), (b)(ii) and (c) below to documents made available or

          disclosed by the Company to Keystone), on behalf of itself and

          Merger Sub, hereby represents and warrants to the Company, that:

                         (a)  Organization, Good Standing and

          Qualification.  Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a

          Material Adverse Effect (as defined below) on it.  It has made available to Keystone, in the case of the Company, and to the

          Company, in the case of Keystone, a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date.  Such certificates of incorporation and by-laws as so made available are in full force and effect.



                    As used in this Agreement, (i) the term "Subsidiary"

          means, with respect to the Company, Keystone, or Merger Sub, as the case may be, any entity, whether incorporated or

          unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other Persons performing similar functions is directly or indirectly owned by such party or by one or more of its

          respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) the term "Material Adverse

          Effect" means, with respect to any Person, a material adverse effect on the total enterprise value of such Person and its

          Subsidiaries, taken as a whole, other than effects or changes resulting from the execution of this Agreement or the announcement thereof, and (iii) reference to "the other party"

          means, with respect to the Company, Keystone and means, with respect to Keystone, the Company.



                         (b)  Governmental Filings; No Violations.  (i)

          Other than (A) the filings pursuant to Section 1.3 and

          Section 6.8, (B) the notification under the Hart-Scott-Rodino

          Antitrust Improvements Act of 1976, as amended (the "HSR Act"),

          the Securities Exchange Act of 1934, as amended (the "Exchange

          Act") and the Securities Act of 1933, as amended (the "Securities

          Act"), (C) the filings and/or notice to comply with state

          securities or "blue-sky" laws (such filings and/or notices of the

          Company being the "Company Required Consents" and of Keystone being the "Keystone Required Consents"), no notices, reports or other filings are required to be made by it to or with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or

          regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option

          Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse

          Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement.



                              (ii) The execution, delivery and performance

          of this Agreement and the Stock Option Agreement by it do not,

          and the consummation by it of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under,

          its certificate of incorporation or by-laws or the comparable governing instruments of any of its "Significant Subsidiaries",

          as such term is defined in Rule 1.02(w) of Regulation S-X

          promulgated under the Exchange Act, (B) a material breach or material violation of, a material default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note,

          mortgage, indenture, arrangement or other obligation

          ("Contracts") binding upon it or any of its Subsidiaries or any

          Law (as defined in Section 5.1(h)) or (C) any change in the rights or obligations of any party under any of its Contracts,

          except for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not

          reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the

          consummation by it of the transactions contemplated by this

          Agreement or the Stock Option Agreement.  The Company Disclosure

          Letter, with respect to the Company, and the Keystone Disclosure

          Letter, with respect to Keystone, sets forth a correct and complete list of all Contracts of it and its Subsidiaries

          required to be filed as material contract exhibits under the

          Exchange Act and pursuant to which consents or waivers are or may be required prior to consummation of the transactions

          contemplated by this Agreement or the Stock Option Agreement.



                         (c)  Reports; Financial Statements.  It has made

          available to the other party each registration statement, report,

          proxy statement or information statement prepared by it since

          December 31, 1996 as to the Company and since March 28, 1997 as to Keystone (the "Audit Date"), including its Annual Report on

          Form 10-K for the year ended December 31, 1996 for the Company and for the year ended March 28, 1997 for Keystone in the form

          (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC")

          (collectively, including any such reports filed subsequent to the date hereof, its "Reports").  As of their respective dates, its

          Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.  Each of the consolidated balance sheets included in or incorporated by reference into its Reports (including the related notes and schedules) fairly presents the consolidated financial position of it and its Subsidiaries as of its date and each of the

          consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents the consolidated results of operations and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP")

          consistently applied during the periods involved, except as may be noted therein.



                         (d)  Absence of Certain Changes.  Except as

          disclosed in its Reports filed prior to the date hereof, as set forth in the Disclosure Letters or as expressly contemplated by this Agreement, since the Audit Date it and its Subsidiaries have conducted their respective
          businesses only in the ordinary and

          usual course of such businesses, and there has not been (i) any change in the financial condition, business or results of

          operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage,

          destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its

          Subsidiaries, whether or not covered by insurance, which damage,

          destruction or loss is reasonably likely, individually or in the aggregate, after taking into account any insurance coverage, to have a Material Adverse Effect on it; (iii) any declaration,

          setting aside or payment of any dividend or other distribution in respect of its capital stock; or (iv) any change by it in

          accounting principles, practices or methods except as required by

          GAAP.



                         (e)  Litigation and Liabilities.  Except as

          disclosed in its Reports filed prior to the date hereof and in the Disclosure Letters, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings ("Litigation") pending or, to the actual knowledge of its named executive officers as set forth in the Proxy

          Statement for its last Annual Meeting of Stockholders (the "Named

          Executive Officers"), threatened against it or any of its

          affiliates (as defined in Rule 12b-2 under the Exchange Act) or

          (ii) obligations or liabilities, whether or not accrued,

          contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.2(e)),

          pending or, to the actual knowledge of its named executive officers, threatened against it or any of its Affiliates that in either case are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates,

          except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the

          consummation by it of the transactions contemplated by this

          Agreement or the Stock Option Agreement; provided, that for purposes of this paragraph (e) no Litigation arising after the date hereof shall be deemed to have a Material Adverse Effect if and to the extent such Litigation (or any relevant part thereof)

          is based on this Agreement or the transactions contemplated hereby.



                         (f)  Accounting and Tax Matters.  As of the date

          hereof, neither it nor any of its Affiliates has taken or agreed to take any action, nor do its Named Executive Officers have any actual knowledge of any fact or circumstance, that would prevent

          Keystone from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the

          Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.



                         (g)  Taxes.  It and each of its Subsidiaries have

          prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material

          Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects and:  (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee,

          creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the

          aggregate, are not reasonably likely to have a Material Adverse

          Effect on it; (ii) as of the date hereof, there are not pending against it or its Subsidiaries or, to the actual knowledge of its

          Named Executive Officers, threatened against it or its

          Subsidiaries, in writing, any audits, examinations,

          investigations or other proceedings in respect of Taxes or Tax matters, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; and

          (iii) there are not, to the actual knowledge of its Named

          Executive Officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it.  Neither it nor any of its Subsidiaries has any liability with respect to income,

          franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in its Reports, except such excess liabilities as have been incurred in the ordinary course of business since the date of such Reports and such excess liabilities as are not,

          individually or in the aggregate, reasonably likely to have a

          Material Adverse Effect on it.



                    As used in this Agreement, (x) the term "Tax"

          (including, with correlative meaning, the terms "Taxes", and

          "Taxable") includes all federal, state, local and foreign income,

          profits, franchise, gross receipts, environmental, customs duty,

          capital stock, severance, stamp, payroll, sales, employment,

          unemployment, disability, use, property, withholding, excise,

          production, value added, transfer, occupancy and other taxes,

          duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and

          additions, and (y) the term "Tax Return" includes all returns,

          amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns)

          required to be supplied to a Tax authority relating to Taxes.



                         (h)  Compliance with Laws.  Except as set forth in

          its Reports filed prior to the date hereof and in the Disclosure

          Letters, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law,

          statute, ordinance, regulation, judgment, order, decree,

          injunction, arbitration award, license, authorization, opinion,

          agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations that are not,

          individually or in the aggregate, reasonably likely to have a

          Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement.

          Except as set forth in its Reports filed prior to the date hereof and in the Disclosure Letters, as of the date hereof no

          investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is, to the actual knowledge of its Named Executive Officers, pending or threatened, nor has any

          Governmental Entity indicated to it or any of its Subsidiaries an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock

          Option Agreement.  To the actual knowledge of its Named Executive

          Officers, as of the date hereof no material change is required in its or any of its Subsidiaries' processes, properties or

          procedures in connection with any such Laws, and it has not received any notice or communication of any material

          noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option

          Agreement.  Each of it and its Subsidiaries has all permits,

          licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals

          (collectively, "Permits") necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.



                    5.2  Representations and Warranties of the Company.

          Except as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Keystone and Merger Sub that:



                         (a)  Capital Structure.  The authorized capital

          stock of the Company consists of (i) 5,000,000 Company Shares, of which 3,401,818 Company Shares were issued and outstanding and

          73,165 Company Shares were held in treasury, (ii) 150,000 shares of Preferred Stock, $1.00 par value, of which no shares were issued and outstanding and (iii) 50,000 shares of Junior

          Participating Cumulative Preferred Stock, $1.00 par value, of which no shares were issued and outstanding, as of the close of business on January 31, 1998.  All of the outstanding Company

          Shares have been duly authorized and are validly issued, fully paid and nonassessable.  Other than Company Shares reserved for issuance pursuant to the Stock Option Agreement and Company

          Shares reserved for issuance as set forth below or which may be issued in accordance with Section 6.1(a), the Company has no

          Company Shares reserved for issuance.  As of January 31, 1998,

          there were not more than (i) 750,000 Company Shares reserved for issuance pursuant to the Company's Stock Compensation Plan and

          (ii) 60,000 Company Shares reserved for issuance under the 1997

          Stock Option Plan for Non-Employee Directors (collectively, the

          "Stock Plans").  Each of the outstanding shares of capital stock or other securities of each of the Company's Significant

          Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance.

          Except as set forth above and except for Company Shares and options to purchase Company Shares which may be issued in

          accordance with Section 6.1(a), neither the Company nor any of its Subsidiaries has any obligation with respect to any

          preemptive or other outstanding rights, options, warrants,

          conversion rights, stock appreciation rights, redemption rights,

          repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any

          securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant

          Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.  The Company Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Company Shares in accordance with the terms of the Stock

          Option Agreement, such Company Shares will be duly and validly issued and fully paid and nonassessable.  The Company does not have outstanding any bonds, debentures, notes or other

          obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.


                         (b)  Corporate Authority; Approval and Fairness.

          The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute,

          deliver and perform its obligations under this Agreement and the

          Stock Option Agreement and to consummate, subject only to

          approval of this Agreement by the holders of a majority of the outstanding Company Shares (the "Company Requisite Vote") and the

          Company Required Consents, the Merger.  Each of this Agreement and the Stock Option Agreement has been duly executed and

          delivered by the Company and, assuming the due authorization,

          execution and delivery of this Agreement by Keystone and Merger

          Sub and the due authorization, execution and delivery of the

          Stock Option Agreement by Keystone, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency,

          fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors'

          rights and to general equity principles (the "Bankruptcy and

          Equity Exception").  The board of directors of the Company

          (A) has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (B) has approved the execution and delivery of the Stock Option Agreement and (C) has received the opinion of its financial advisors in a customary form and to the effect that, as of the date of this Agreement,

          the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Shares (other than Keystone or any of its affiliates) and said opinion has not been withdrawn.  The 80%

          vote requirement set forth in Article Fifteenth of the Company's

          Certificate of Incorporation, as amended, is not applicable to the Merger approval, the conditions of Article Fifteenth, Section

          3(a) having been duly met.



                         (c)  Employee Benefits.



                              (i)  A copy of each executive bonus, deferred

          compensation, pension, retirement, profit-sharing, thrift,

          savings, employee stock ownership, stock bonus, stock purchase,

          restricted stock, stock option, employment, termination,

          severance, compensation, medical, health or other material plan,

          agreement, policy or arrangement that covers employees,

          directors, former employees or former directors of it and its

          Subsidiaries (its "Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such

          Compensation and Benefit Plans has been made available by the

          Company to Keystone prior to the date hereof and each such

          Compensation and Benefit Plan is listed in Section 5.2(c) of the

          Company Disclosure Letter.



                              (ii) All of its Compensation and Benefit

          Plans are in substantial compliance with all applicable law,

          including the Code and the Employee Retirement Income Security

          Act of 1974, as amended ("ERISA") with the exception of any instances of non-compliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.  Each of its Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of

          Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service

          (the "IRS"), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

          As of the date hereof, there is no pending or, to the knowledge of its Named Executive Officers, threatened in writing material litigation relating to its Compensation and Benefit Plans which is reasonably likely to have a Material Adverse Effect on it.

          Neither it nor any Subsidiary has engaged in a transaction with respect to any of its Compensation and Benefit Plans that,

          assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the

          Code or Section 502 of ERISA and that is reasonably likely to have a Material Adverse Effect on the Company.



                              (iii)     As of the date hereof, no liability

          under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit

          Guaranty Corporation in the normal course) has been or is

          expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or

          formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under

          Section 4001 of ERISA or Section 414 of the Code (its "ERISA

          Affiliate") (each such single-employer plan, its "ERISA Affiliate

          Plan").  No notice of a "reportable event", within the meaning of

          Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its

          Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this

          Agreement.



                              (iv) Neither any of its Pension Plans nor any

          of its ERISA Affiliate Plans has an "accumulated funding

          deficiency" (whether or not waived) within the meaning of

          Section 412 of the Code or Section 302 of ERISA.  Neither it nor

          its Subsidiaries has provided, or is required to provide,

          security to any of its Pension Plans or to any of its ERISA

          Affiliate Plans pursuant to Section 401(a)(29) of the Code.



                              (v)  The consummation of the Merger (or its

          approval by its shareholders) and the other transactions

          contemplated by this Agreement and the Stock Option Agreement will not (x) entitle any of its employees or directors or any employees of its Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of its Compensation and Benefit Plans.



                              (vi) Since the Audit Date, except as provided

          for herein, in the Company Disclosure Letter or as disclosed in the Company's Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its Compensation and

          Benefit Plans other than increases or amendments in the ordinary course.



                         (d)  Takeover Statutes.  The Board of Directors of

          the Company, including a majority of the non-employee directors of the Company, has duly adopted resolutions approving the

          Merger, the Stock Option Agreement and the transactions

          contemplated hereby and thereby and specifically naming Keystone and its existing and future affiliates or associates.  Such resolutions satisfy the requirements of Section 203 of the DGCL,

          are by their terms irrevocable, and have not been amended or modified in any manner. The provisions of Section 203 of the DGCL do not and will not apply to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.  No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a

          "Takeover Statute") as in effect on the date hereof or any anti-

          takeover provision in the Company's certificate of incorporation and by-laws is applicable to the Company, the Company Shares, the

          Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.



                         (e)  Environmental Matters.  Except as disclosed

          in its Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not

          reasonably likely to have a Material Adverse Effect on it:

          (i) each of it and its Subsidiaries has complied in all material respects with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, any groundwater underlying such properties, surface water, buildings or other structures) are not contaminated with any Hazardous Substances

          (as defined below) at levels that require investigation or cleanup under applicable Environmental Laws; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries;

          (iv) neither it nor any of its Subsidiaries has received written notice that it is subject to liability for any Hazardous

          Substance disposal or contamination on any third party property;

          (v) neither it nor any Subsidiary has been responsible for any release or threat of release of any Hazardous Substance; (vi) as of the date hereof neither it nor any Subsidiary has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) neither it nor any of its Subsidiaries is subject to any binding orders,

          decrees, injunctions or other arrangements with any Governmental

          Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.



                    As used herein, the term "Environmental Law" means any

          Law relating to:  (A) the protection, investigation or

          restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor,

          wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous

          Substance.

                    As used herein, the term "Hazardous Substance" means

          any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-

          product, friable asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive materials or radon.



                         (f)  Labor Matters.  As of the date hereof,

          neither it nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its Named Executive

          Officers, threatened, nor has there been for the past five years,

          any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.



                         (g)  Brokers and Finders.  Neither it nor any of

          its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees,

          commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock

          Option Agreement.



                         (h)  Intellectual Property.  (i) The Company

          and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all material

          patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries' businesses as currently conducted, and to the actual knowledge of its Named Executive Officers all patents,

          trademarks, trade names, service marks and copyrights held by it and/or its Subsidiaries are valid and subsisting, except for any failures to so own, be licensed or possess or to be valid and subsisting, as the case may be, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse

          Effect on it.



                         (i)  Rights Agreement.  The Company has amended

          the Rights Agreement relating to its Junior Participating

          Cumulative Preferred Stock Purchase Rights, issued to

          stockholders in June 1992, to provide that neither Keystone nor

          Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date (as defined therein) shall not be deemed to occur and that the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement, the Stock Option

          Agreement, the Affiliate Agreement or consummating the Merger and/or the other transactions contemplated hereby and thereby.



                    5.3  Representations and Warranties of Keystone and

          Merger Sub.  Except as set forth in the Keystone Disclosure

          Letter, Keystone, on behalf of itself and Merger Sub, hereby represents and warrants to the Company that:

                         (a)  Capital Structure.  (i) The authorized

          capital stock of Keystone consists of 50,000,00 shares of

          Keystone Common Stock, of which 14,642,000 shares were issued and outstanding as of the close of business on January 31, 1998; and

          3,000,000 shares of Preferred Stock, no par value (the "Keystone

          Preferred Shares"), of which no shares were outstanding as of the close of business on January 31, 1998.  All of the outstanding shares of Keystone Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Keystone has no shares of Keystone Common Stock or Keystone Preferred Shares reserved for issuance except as described below.  Each of the outstanding shares of capital stock of each of Keystone's

          Significant Subsidiaries is duly authorized, validly issued,

          fully paid and nonassessable and owned by Keystone or a direct or indirect wholly-owned Subsidiary of Keystone, free and clear of any lien, pledge, security interest, claim or other encumbrance.

          Except pursuant to Keystone's 1996 Employee Stock Incentive Plan,

          neither Keystone nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights,

          options, warrants, conversion rights, stock appreciation rights,

          redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Keystone or any of its Significant

          Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding.  Keystone does not have outstanding any bonds,

          debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for

          securities having the right to vote) with the stockholders of

          Keystone on any matter.

                              (ii) The authorized capital stock of  Merger

          Sub consists of 1,000 shares of common stock, par value $0.10 per share, all of which are validly issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Keystone, and there are

          (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub.  Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or

          obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.



                         (b)  Corporate Authority; Approval and Fairness.

          Keystone and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate,

          subject only to approval of this Agreement by the holders of a majority of the outstanding Keystone Shares (the "Keystone

          Requisite Vote") and the Keystone Required Consents, the Merger.

          Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by Keystone and Merger Sub and,

          assuming the due authorization, execution and delivery of this

          Agreement and the Stock Option Agreement by the Company, is a

          valid and binding agreement of Keystone and Merger Sub, enforceable against each of Keystone and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          Keystone has received the opinion of its financial advisors, A.G.

          Edwards & Sons, Inc., in a customary form and to the effect that the Merger Consideration to be paid by Keystone in the Merger is fair to Keystone from a financial point of view and said opinion has not been withdrawn.  The shares of Keystone Common Stock,

          when issued pursuant to this Agreement, will be duly authorized,

          validly issued, fully paid and nonassessable, and no stockholder of Keystone will have any preemptive right of subscription or purchase in respect thereof.



                         (c)  Employee Benefits.

                              (i)  A complete list of each bonus, deferred

          compensation, pension, retirement, profit-sharing, thrift,

          savings, employee stock ownership, stock bonus, stock purchase,

          restricted stock, stock option, employment, termination,

          severance, compensation, medical, health or other material plan,

          agreement, policy or arrangement that covers employees,

          directors, former employees or former directors of Keystone or any of its Subsidiaries ("Keystone Compensation and Benefit

          Plans") is set forth in the Keystone Disclosure Letter.



                              (ii) All of the Keystone Compensation and

          Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA, with the exception of any instances of non-compliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on

          Keystone or any Subsidiary.  Each of the Keystone Compensation

          and Benefit Plans that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and neither Keystone nor any Subsidiary is aware of any circumstances likely to result in revocation of any such favorable determination letter.  As of the date hereof, there is no pending or, to the knowledge of the

          Named Executive Officers of Keystone, threatened in writing material litigation relating to Keystone Compensation and Benefit

          Plans which is reasonably likely to have a Material Adverse

          Effect on it.  Neither Keystone nor any Subsidiary has engaged in a transaction with respect to any of the Keystone Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a material tax or penalty imposed by either Section 4975 of the

          Code or Section 502 of ERISA and that is reasonably likely to have a Material Adverse Effect on Keystone or any Subsidiary.



                              (iii)     As of the date hereof, no material

          liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit

          Guaranty Corporation in the normal course) has been or is

          expected to be incurred by Keystone or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA,

          currently or formerly maintained by any of them, or any ERISA

          Affiliate Plan.  No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans

          within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions

          contemplated by this Agreement.

                              (iv) Neither any of its Pension Plans nor any

          of its ERISA Affiliate Plans have a material "accumulated funding deficiency" (whether or not waived) within the meaning of

          Section 412 of the Code or Section 302 of ERISA.  Neither

          Keystone nor its Subsidiaries have provided, or are required to provide, security to any of its Pension Plans or to any of its

          ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.



                              (v)  The consummation of the Merger (or its

          approval by its shareholders) and the other transactions

          contemplated by this Agreement, the Stock Option Agreement and the Affiliate Agreement will not (x) entitle any of Keystone's or its Subsidiaries' employees or directors to severance pay,

          directly or indirectly, upon termination of employment,

          (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Keystone Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the

          Keystone Compensation and Benefit Plans.



                         (d)  Environmental Matters.  Except as disclosed

          in its Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not

          reasonably likely to have a Material Adverse Effect on it:

          (i) each Keystone and its Subsidiaries have complied in all material respects with all applicable Environmental Laws;

          (ii) the properties currently owned or operated by Keystone or any of its Subsidiaries (including soils, any groundwater

          underlying such properties, surface water, buildings or other structures) are not contaminated with any Hazardous Substances at levels that require investigation or cleanup under applicable

          Environmental Laws; (iii) the properties formerly owned or operated by Keystone or any of its Subsidiaries were not

          contaminated with Hazardous Substances during the period of ownership or operation by Keystone or any of its Subsidiaries;

          (iv) neither it nor any of its Subsidiaries has received written notice that it is subject to liability for any Hazardous

          Substance disposal or contamination on any third party property;

          (v) neither it nor any Subsidiary has been responsible for any release or threat of release of any Hazardous Substance; (vi) as of the date hereof neither Keystone nor any Subsidiary has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and

          (vii) neither Keystone nor any Subsidiary is subject to any binding orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any

          Environmental Law or relating to Hazardous Substances.



                         (e)  Labor Matters.  As of the date hereof,

          neither Keystone nor any Subsidiary is the subject of any

          material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization affecting a substantial number of its employees nor is there pending or, to the actual knowledge of its Named Executive Officers, threatened,

          nor has there been for the past five years, any labor strike,

          dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not,

          individually or in the aggregate, reasonably likely to have a

          Material Adverse Effect on it or any of its Subsidiaries.

                         (f)  Intellectual Property.  Keystone and/or each

          Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all material patents, trademarks,

          trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries'

          businesses as currently conducted, and to the actual knowledge of

          Keystone's Named Executive Officers all patents, trademarks,

          trade names, service marks and copyrights held by it and/or its

          Subsidiaries are valid and subsisting, except for any failures to so own, be licensed or possess or to be valid and subsisting, as the case may be, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.



                         (g)  Brokers and Finders.  Neither it nor any of

          its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees,

          commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock

          Option Agreement.



                                     ARTICLE VI



                                      Covenants



                    6.1  Interim Operations.  (a) The Company covenants and

          agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Keystone shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise





          expressly contemplated by this Agreement, the Stock Option

          Agreement, the Company Disclosure Letter or as required by applicable Law):



                              (i)  the business of it and its Subsidiaries

          shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;



                              (ii) it shall not (A) amend its certificate

          of incorporation or by-laws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare,

          set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or (D) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;



                              (iii)     neither it nor any of its

          Subsidiaries shall knowingly take any action that would prevent the merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect;

                              (iv) neither it nor any of its Subsidiaries

          shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any

          Compensation and Benefit Plans or Stock Plans or increase the salary, wage, bonus or other compensation of any directors,

          officers or employees or take any action which would result in an acceleration of benefits or vesting under the Stock Plans as a result of the consummation of the Merger which would not

          otherwise occur pursuant to the terms and conditions of such benefits or Stock Plan grants, awards or options as in effect on the date hereof;



                              (v)  neither it nor any of its Subsidiaries

          shall issue any preferred stock or incur any indebtedness for borrowed money (other than indebtedness in the ordinary course of business consistent with past practice, indebtedness incurred solely for the purpose of funding the Escrow Account or the replacement or refinancing of existing short-term indebtedness);

          or guarantee any such indebtedness;



                              (vi) neither it nor any of its Subsidiaries

          shall make any capital expenditures in an aggregate amount in excess of the aggregate amount reflected in the Company's capital expenditure budget heretofore delivered to Keystone;


                              (vii)     except as contemplated by

          Section 6.1(a)(iv), neither the Company nor any of its

          Subsidiaries shall issue, deliver, sell, or encumber shares of any class of its common stock or any securities convertible into,

          or any rights, warrants or options to acquire, any such shares except the option granted under the Stock Option Agreement, options and performance share programs outstanding on the date hereof under the Stock Plans, and shares issuable pursuant to such options and performance share programs;



                              (viii)    neither it nor any of its

          Subsidiaries shall acquire any business, whether by merger,

          consolidation, purchase of property or assets or otherwise;



                              (ix) neither it nor any of its Subsidiaries

          shall agree prior to the Effective Time to do any of the

          foregoing after the Effective Time.



                         (b)  Keystone covenants and agrees as to itself

          and its Subsidiaries that, after the date hereof and prior to the

          Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this

          Agreement or in the Keystone Disclosure Letter or as required by applicable Law):

                              (i)  the business of it and its Subsidiaries

          shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                              (ii)  it shall not (A) amend its certificate

          of incorporation or by-laws in any manner that would prohibit or hinder, impede or delay in any material respect the Merger or the consummation of the transactions contemplated hereby;

          (B) declare, set aside or pay any dividend or other distribution payable in cash or property in respect of any capital stock; or

          (C) repurchase, redeem or otherwise acquire, or permit any of its

          Subsidiaries to purchase or otherwise acquire, except in open market transactions or in connection with the Keystone Stock

          Plans, any shares of its capital stock or any securities

          convertible into or exchangeable for any shares of its capital stock;



                              (iii)     neither it nor any of its

          Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect, provided, however, that nothing contained herein shall limit the ability of Keystone to exercise its rights under the Stock Option Agreement; and



                              (iv) neither it nor any of its Subsidiaries

          will authorize or enter into an agreement to do any of the foregoing.



                         (c)  Keystone and the Company agree that any

          written approval obtained under this Section 6.1 may be relied upon by the other party if signed by the Chief Executive Officer or the Chief Financial Officer of the other party.

                    6.2. Acquisition Proposals.  (a) The Company agrees

          that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall and that it shall direct and use its best efforts to cause its and its

          Subsidiaries' Representatives (as defined below) not to, directly or indirectly, initiate, solicit, encourage or otherwise

          facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange,

          consolidation or similar transaction involving it, or any

          purchase of, or tender offer for, 15% or more of the equity securities of it or any of its Subsidiaries or 15% or more of its and its Subsidiaries' assets (based on the fair market value thereof) taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").  The

          Company further agrees that neither it nor any of its

          Subsidiaries nor any of the officers and directors of it or its

          Subsidiaries shall, and that it shall direct and use its best efforts to cause its Representatives not to, directly or

          indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition

          Proposal or engage in any negotiations concerning an Acquisition

          Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its board of directors from (A) complying with Rule 14e-2

          promulgated under the Exchange Act with regard to an Acquisition

          Proposal; (B) making any disclosure to the Company's shareholders if, in the good faith judgment of the board of directors of the

          Company, failure so to disclose would be inconsistent with its obligations under applicable law; (C) engaging in any discussions or negotiations with or providing any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person received after the date hereof that was not solicited by the Company after the date hereof; or (D) recommending such an

          Acquisition Proposal to the shareholders of the Company if and only to the extent that, in such case referred to in clause (C)

          or (D), the board of directors of the Company concludes in good faith (after consultation with its financial advisor) that such

          Acquisition Proposal is reasonably capable of being completed,

          taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this

          Agreement as a "Superior Proposal").  The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties

          conducted heretofore with respect to any Acquisition Proposal.

          The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such

          Person by or on behalf of it or any of its Subsidiaries.



                         (b)  The Company agrees that it will take the

          necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify Keystone promptly if any such inquiries, proposals or offers are received by, any such information is requested from,

          or any such discussions or negotiations are sought to be

          initiated or continued with, any of the Company's Representatives indicating, in connection with such notice, the name of such

          Person and the material terms and conditions of any proposals or offers and thereafter shall keep Keystone informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.


                    6.3  Information Supplied.  The Company and Keystone

          each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the

          Registration Statement on Form S-4 to be filed with the SEC by

          Keystone in connection with the issuance of shares of Keystone

          Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the

          S-4 Registration Statement becomes effective under the Securities

          Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, in any such case,

          contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the

          circumstances under which they were made, not misleading.  If at any time prior to the Effective Time any information relating to

          Keystone or the Company, or any of their respective affiliates,

          officers or directors, should be discovered by Keystone or the

          Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy

          Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the

          shareholders of the Company and Keystone.



                    6.4  Shareholders Meeting.  The Company and Keystone

          will take, in accordance with applicable law and each of their certificates of incorporation and by-laws, all action necessary to convene meetings of their respective holders of Company Shares stockholders (the "Shareholders Meetings") as promptly as

          practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this

          Agreement and the Merger.  Unless the board of directors of the

          Company determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with its fiduciary duties under applicable law, the Company's board of directors shall recommend approval of this Agreement and the Merger and shall take all lawful action to solicit such approval.



                    6.5  Filings; Other Actions; Notification.  (a)

          Keystone and the Company shall promptly prepare and file with the

          SEC the Prospectus/Proxy Statement, and Keystone shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable.  Keystone and the Company each shall use all reasonable efforts to have the S-4 Registration Statement

          declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the

          Prospectus/Proxy Statement to the shareholders of Keystone and the Company.  Keystone shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration

          Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this

          Agreement.



                         (b)  The Company and Keystone each shall use all

          reasonable efforts to cause to be delivered to the other party and its directors (i) letters of its independent auditors, dated

          (A) the date on which the S-4 Registration Statement shall become effective and (B) the Closing Date, and addressed to the other party and its directors, in form and substance customary for

          "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4

          Registration Statement, and (ii) if elected by Keystone, a letter from its independent auditors addressed to Keystone and the

          Company, dated as of the Closing Date, stating their opinion that the Merger will qualify for pooling-of-interests accounting treatment.



                         (c)  The Company and Keystone shall cooperate with

          the other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things,

          necessary, proper or advisable to be done on its part under this

          Agreement and the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other

          transactions contemplated by this Agreement and the Stock Option

          Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation required to be filed by it to effect all necessary applications, notices, petitions,

          filings and other documents applicable to it and to obtain as promptly as practicable all consents, registrations, approvals,

          permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order for it to consummate the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement,

          including, but not limited to, the HSR Act.



                         (d)  Subject to applicable laws relating to the

          exchange of information, the Company and Keystone each shall,

          upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably

          necessary or advisable in connection with the Prospectus/Proxy

          Statement, the S-4 Registration Statement or any other statement,

          filing, notice or application made by or on behalf of Keystone,

          the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the

          Merger and the transactions contemplated by this Agreement or the

          Stock Option Agreement.



                         (e)  The Company and Keystone each shall keep the

          other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly

          furnishing the other with copies of notices or other

          communications received by Keystone or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or the SEC with respect to the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement.

          Each of the Company and Keystone shall give prompt notice to the other of any change that is reasonably likely to result in a material Adverse Effect on it or of any failure of any of the conditions to the other party's obligations to effect the Merger set forth in Article VII.

                    6.6  Access; Consultation.  (a) Upon reasonable notice,

          and except as may otherwise be required by applicable law, the

          Company and Keystone each shall (and shall cause its Subsidiaries

          to) afford the other's and the other's Subsidiaries, employees,

          agents and representatives (including any investment banker,

          attorney or accountant retained by the other or any of the other's Subsidiaries) (such officers, directors, employees,

          agents and representatives being referred to in this Agreement,

          with respect to the Company or Keystone, as the context requires,

          as such party's "Representatives") reasonable access, during normal business hours throughout the period prior to the

          Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its


          Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may

          reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any

          representation or warranty made by the Company, Keystone or

          Merger Sub hereunder, and provided, further, that the foregoing shall not require the Company or Keystone to permit any

          inspection, or to disclose any information, that in the

          reasonable judgment of the Company or Keystone, as the case may be, would violate applicable law or any of its obligations with respect to confidentiality or would result in the disclosure of any trade secrets of third parties if the Company or Keystone, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure.

          All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Keystone,

          as the case may be, or such Person as may be designated by any such executive officer, as the case may be.  All information provided pursuant to this Section 6.6 shall be governed by the terms of the Confidentiality Agreement between the Company and

          Keystone dated January 22, 1998 (the "Confidentiality

          Agreement").



                         (b)  Subject to the Confidentiality Agreement,

          from the date hereof to the Effective Time, Keystone and the

          Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.



                    6.7  Affiliates.  (a) Each of the Company and Keystone

          shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Shareholders

          Meeting, "affiliates" of such party for purposes of applicable interpretations regarding use of the pooling-of-interests

          accounting method and, in the case of "affiliates" of the

          Company, for purposes of Rule 145 under the 1933 Act.  Each of the Company and Keystone shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter from such party referred to above to deliver to Keystone prior to the date of the Shareholders Meeting a written

          agreement, in the form attached hereto as Exhibit B, in the case of affiliates of the Company (the "Company Affiliate's Letter"),

          and Exhibit C, in the case of affiliates of Keystone (the

          "Keystone Affiliate's Letter").  Prior to the Effective Time,

          each of the Company and Keystone shall use all reasonable efforts to cause each additional Person who is identified by such party as an "affiliate" to execute the applicable written agreement as set forth in this Section 6.7 (each Person identified by a party pursuant to the provisions of this Section 6.7(a), an

          "Affiliate").

                         (b)  If the Merger would otherwise qualify for

          pooling-of-interests accounting treatment, shares of Keystone

          Common Stock issued to such Affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined

          operations of Keystone and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of

          Financial Reporting Policies, regardless of whether each such

          Affiliate has provided the written agreement referred to in this

          Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting

          Bulletins 65 and 76.  Keystone agrees to use its best efforts to publish said financial results on Form 8-K within 60 days after the Effective Time.  If the Merger would otherwise qualify for pooling-of-interests accounting treatment, any Company Shares held by any such Affiliate shall not be transferable, regardless of whether such Affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by Affiliates,

          would preclude Keystone's ability to account for the business combination to be effected by the Merger as a pooling of

          interests.  The Company shall not register the transfer of any

          Certificate, unless such transfer is made in compliance with the foregoing.  The provisions of this Section 6.7(b) regarding the filing of a Form 8-K are intended to be for the benefit of and shall be enforceable by, each of the Affiliates of the Company,

          their heirs and representatives.



                    6.8  National Market Listing and De-listing.  Keystone

          shall use its best efforts to cause the shares of Keystone Common

          Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market, prior to the Closing Date.  The

          Surviving Corporation shall use its best efforts to cause the

          Company Shares to be de-listed from the NASDAQ National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.



                    6.9  Publicity.  The initial press release with respect

          to the Merger shall be a joint press release, and thereafter the

          Company and Keystone each shall consult with each other prior to issuing any press releases or otherwise making public

          announcements with respect to the Merger and the other

          transactions contemplated by this Agreement and the Stock Option

          Agreement and prior to making any filings with any third party and/or any Governmental Entity (including NASDAQ) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of NASDAQ.



                    6.10  Benefits.



                         (a)  Stock Options.


                              (i)  At the Effective Time, each outstanding

          option to purchase Company Shares (a "Company Option") under the

          Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Keystone Common Stock as the holder of such Company

          Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share

          (rounded up to, the nearest whole cent) equal to (y) the

          aggregate exercise price for the Company Shares otherwise

          purchasable pursuant to such Company Option divided by (z) the number of full shares of Keystone Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing.

          At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans, including any necessary amendments thereto, to permit the assumption of the unexercised Company Options by Keystone pursuant to this Section and no later than the Effective Time Keystone shall register under the Securities Act of 1933 on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of Keystone Common Stock issuable pursuant to all

          Substitute Options.  As promptly as practicable after the

          Effective Time, the Company shall deliver to the participants in the Stock Plans appropriate notices setting forth such

          participants' rights pursuant to such assumed Company Options.



                              (ii) Effective at the Effective Time,

          Keystone shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced.



                         (b)  Employee Benefits.  Keystone shall, and shall

          cause the Surviving Corporation to, honor, pursuant to their terms, all employee benefit obligations to current and former employees under the Compensation and Benefit Plans.

                    6.11 Expenses.  Except as otherwise provided in

          Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the

          Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the

          S-4 Registration Statement and printing and mailing the

          Prospectus/Proxy Statement and the S-4 Registration Statement and

          the filing fee under the HSR Act shall be shared equally by

          Keystone and the Company.



                    6.12 Indemnification; Directors, and Officers,

          Insurance.  (a)  From and after the Effective Time, Keystone agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined immediately prior to the Effective Time (the

          "Indemnified Parties"), against any costs or expenses (including reasonable attorneys, fees), judgments, fines, losses, claims,

          damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or

          investigation, whether civil, criminal, administrative or

          investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under

          Delaware law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such Person (and Keystone shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                         (b)  Any Indemnified Party wishing to claim

          indemnification under paragraph (a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or

          investigation, shall promptly notify Keystone thereof, but the failure to so notify shall not relieve Keystone of any liability it may have to such Indemnified Party if such failure does not materially prejudice Keystone.  In the event of any such claim,

          action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Keystone or the Surviving

          Corporation shall have the right to assume the defense thereof and Keystone shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses

          subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Keystone or the

          Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Keystone or the

          Surviving Corporation and the Indemnified Parties, the

          Indemnified Parties may retain counsel satisfactory to them, and

          Keystone or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however,

          that Keystone shall be obligated pursuant to this

          paragraph (b) to pay for only one firm of counsel for all

          Indemnified Parties in any jurisdiction, (ii) the Indemnified

          Parties will cooperate in the defense of any such matter, and

          (iii) Keystone shall not be liable for any settlement effected without its prior written consent.



                         (c)  Keystone or the Surviving Corporation shall

          maintain a policy of officers, and directors, liability insurance for acts and omissions occurring prior to the Effective Time

          ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers'

          liability insurance coverage for a period of six years after the

          Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of $60,000 (the

          "Current Premium"), in each case during such six year period,

          Keystone or the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of the Current Premium.



                         (d)  If Keystone or the Surviving Corporation or

          any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such

          consolidation or merger or (ii) shall transfer all or

          substantially all of its properties and assets to any individual,

          corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of

          Keystone or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.



                         (e)  The provisions of this Section are intended

          to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.



                    6.13 Takeover Statute.  If any Takeover Statute is or

          may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement,

          each party hereto and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option

          Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.



                    6.14 Confidentiality.  The Company and Keystone each

          acknowledges and confirms that it has entered into the

          Confidentiality Agreement and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, whether or not the Merger is consummated.



                    6.15 Transfer Taxes.  All state, local, foreign use,

          real property transfer, stock transfer or similar Taxes

          (including any interest or penalties with respect thereto)

          attributable to the Merger (collectively, the "Transfer Taxes")

          shall be timely paid by the Company.



                    6.16 Tax Status.  From and after the Effective Time and

          for a period of twenty- four months thereafter Keystone agrees that it shall not, and it shall not permit any of its

          Subsidiaries to, take any action (other than lifting any transfer restrictions on the Keystone Shares issued in the Merger pursuant to the provisions of the Company Affiliate Agreement) that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code and the Treasury regulations.  In the event of a breach of the provisions of this

          Section 6.16, Keystone shall indemnify and hold harmless the

          Persons who were stockholders of the Company immediately prior to the Effective Time in respect of any and all damages (including, but not limited to, reasonable attorneys' fees and costs) which arise from or are related to any breach by Keystone of this

          Section 6.16.  The provisions of this Section 6.16 are intended for the benefit of, and shall be enforceable by, each Person who was a stockholder of the Company immediately prior to the

          Effective Time.



                                     ARTICLE VII



                                     Conditions



                    7.1  Conditions to Each Party's Obligation to Effect

          the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:



                         (a)  Shareholder Approval.  This Agreement shall

          have been duly approved by holders of Company Shares and Keystone

          Shares constituting the Company Requisite Vote and the Keystone

          Requisite Vote;



                         (b)  National Market Listing.  The shares of

          Keystone Common Stock issuable to the Company shareholders pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market, upon official notice of issuance.

                         (c)  Governmental Consents.  The waiting period

          applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.



                         (d)  Laws and orders.  No Governmental Entity of

          competent jurisdiction shall have enacted, issued, promulgated,

          enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that is, individually or in the aggregate with all other such Laws, reasonably likely to have a

          Material Adverse Effect on Keystone or the Company (collectively,

          an "Order"), and none of the Department of Justice or the Federal

          Trade Commission shall have instituted any proceeding or

          threatened in writing or publicly announced its intention to institute any proceeding seeking any such Order.



                         (e)  S-4.  The S-4 Registration Statement shall

          have become effective under the Securities Act.  No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.



                    7.2  Conditions to Obligations of Keystone and Merger

          Sub.  The obligations of Keystone and Merger Sub to effect the

          Merger are also subject to the satisfaction or waiver by Keystone at or prior to the Effective Time of the following conditions:

                         (a)  Representations and Warranties.  The

          representations and warranties of the Company set forth in this

          Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by

          Material Adverse Effect shall be true and correct,  except that this clause (ii) shall be deemed satisfied so long as any

          failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in each case (i) and (ii), as of the date of this

          Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Keystone shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.



                         (b)  Performance of Obligations Company.  The

          Company shall have performed all material obligations required to be performed by it under this Agreement at or prior to the

          Closing Date, and Keystone shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.


                         (c)  Dissenting Keystone Shares.  Holders of less

          than 5% of the issued and outstanding Keystone Shares shall have dissented from the Merger under California law.



                         (d)  Consent of Lender.  Either (i) Keystone shall

          have received the consent of Mellon Bank, N.A. under its Credit

          Agreement with Mellon Bank, N.A., dated March 25, 1997, to the consummation of the transactions contemplated hereby or (ii) the

          Company shall have received the consent of Comerica Bank under its Revolving Credit Agreement with Comerica Bank, dated March

          31, 1997, not to accelerate the outstanding indebtedness

          thereunder as a result of the consummation of the transactions contemplated hereby.



                         (e)  Fairness Opinion.  The fairness opinion

          referenced in Section 5.3(b) of this Agreement shall remain in full force and effect and shall not have been withdrawn or modified (in any way which is materially adverse to Keystone) by

          A.G. Edwards & Sons, Inc.



                         (f)  Legal Opinion.  The Company shall have

          received the legal opinion from its counsel referred to in

          Section 7.3(e).



                    7.3  Conditions to Obligation of the Company.  The

          obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the

          Effective Time of the following conditions:



                         (a)  Representations and Warranties.  The

          representations and warranties of Keystone and Merger Sub set forth in this Agreement (i) to the extent qualified by Material

          Adverse Effect shall be true and correct, and (ii) to the extent not qualified by material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material

          Adverse Effect on Keystone, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date,

          and the Company shall have received a certificate signed on behalf of Keystone by the Chief Executive Officer of Keystone to

          such effect.



                         (b)  Performance of Obligations of Keystone and

          Merger Sub.  Each of Keystone and Merger Sub shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Keystone and Merger Sub by the Chief Executive Officer of Keystone to such effect.


                         (c)  Dissenting Keystone Shares.  Holders of less

          than 5% of the issued and outstanding Keystone Shares shall have dissented from the Merger under California law.



                         (d)  Fairness Opinion.  The fairness opinion

          referred to in Section 5.2(b) of this Agreement shall remain in full force and effect and shall not have been withdrawn or modified (in any way which is materially adverse to the Company)

          by the Company's financial advisor.



                         (e)  Legal Opinion.  The Company shall have

          received a legal opinion from its counsel, in form and substance reasonably satisfactory to the Company, to the effect that the

          Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                    ARTICLE VIII



                                     Termination



                    8.1  Termination by Mutual Consent.  This Agreement may

          be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company or Keystone, by mutual written consent of the Company and Keystone, by action of their

          respective boards of directors.



                    8.2  Termination by Either Keystone or the Company.

          This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Keystone or the Company if (i) the Merger shall not have been consummated by August 31, 1998, whether such date is before or after the date of approval by the shareholders of the Company or Keystone, (the "Termination Date"); (ii) the

          approval of the Company's or Keystone's shareholders required hereunder shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or

          (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of Keystone or the Company); provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.



                    8.3  Termination by the Company.  This Agreement may be

          terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to herein, by action of the board of directors of the Company:



                         (a)  If (i) the Company shall not have willfully

          breached any of the terms of this Agreement in a manner resulting in failure of a condition set forth in Section 7.2(a) or 7.2(b),

          (ii) the board of directors of the Company approves entering into a binding written agreement concerning a transaction that

          constitutes a Superior Proposal and the Company notifies Keystone in writing that the Company wishes to enter into such agreement,

          (iii) Keystone does not make, within five business days of receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the board of directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and that contains terms and conditions (other than with respect to type or amount of consideration) that do not differ materially from the terms and conditions of the proposed agreement for such Superior Proposal and (iv) the Company prior to such termination pays to Keystone in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees to notify Keystone promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification.



                         (b)  If there has been a breach by Keystone or

          Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) it cannot be cured prior to the Termination Date.



                    8.4  Termination by Keystone.  This Agreement may be

          terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of

          Keystone if (i) the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this

          Agreement within ten business days after a written request by

          Keystone to do so, provided that such a request is made after the board of directors of the Company has taken any of the actions specified in clause (C) or (D) of the proviso of Section 6.2 with respect to an Acquisition Proposal and such Acquisition Proposal has not been rejected by such board of directors or withdrawn,

          (ii) there has been a breach by the Company of any

          representation, warranty, covenant or agreement contained in this

          Agreement which (A) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) cannot be cured prior to the Termination Date or (iii) if the Company or any of its

          Representatives shall take any of the actions that would be proscribed by Section 6.2 but for the exception therein allowing certain actions to be taken pursuant to clause (C) or (D) of the proviso thereof (other than any such actions taken pursuant to such clause (C) with respect to any bona fide written Acquisition

          Proposal (received after the date hereof that was not solicited by the Company after the date hereof) taken during the ten calendar day period following receipt of such Acquisition

          Proposal by the Company if, and only if, the Company receives such Acquisition Proposal during the Initial 15 Day Period).  For purposes of this Agreement, the "Initial 15 Day Period" shall mean the 15 calendar day period commencing with the first

          calendar day after which this Agreement shall have been filed by

          Keystone or the Company with the SEC as an exhibit to a Current

          Report on Form 8-K under the Exchange Act.



                    8.5  Effect of Termination and Abandonment.  (a)  In

          the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however,

          that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any intentional breach of any covenant of such party set forth in this Agreement (in any such case in which

          Keystone is not the breaching party, to the extent any such liability or damages exceed any Termination Fee which may have been paid to Keystone pursuant to Section 8.5(b)); and, provided,

          further, that if such termination arises pursuant to Section

          8.3(b) or clause (ii) of Section 8.4 as a result of a breach of a representation and warranty made by the other party (other than a breach caused solely as a result of an event or circumstance occurring or arising subsequent to the date of the execution and delivery of this Agreement), such other party shall pay to the non-breaching party promptly, but in no event later than two days after the date of such termination, a fee equal to two hundred fifty thousand dollars ($250,000).



                         (b)  In the event that (i) after the date hereof a

          bona fide Acquisition Proposal with respect to the Company or any

          Subsidiary of the Company that was not solicited by the Company after the date hereof shall have been made to the Company or any of its Subsidiaries by any Person and made known to shareholders generally or has been made directly to shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company and such

          Acquisition Proposal or announced intention shall not have been withdrawn prior to the Shareholders Meeting and thereafter this

          Agreement is terminated by either Keystone or the Company

          pursuant to Section 8.2(ii) as a result of the failure of the

          Company's shareholders to approve the Merger at the meeting referred to herein and within nine months after such termination the Company shall have entered into an agreement to consummate a transaction with such Person that would constitute an Acquisition

          Proposal if it were the subject of a proposal, or (ii) this

          Agreement is terminated (x) by the Company pursuant to

          Section 8.3(a) or (y) by Keystone pursuant to Section 8.4(i),

          (ii) (solely with respect to a willful and intentional breach of

          Section 6.2) or (iii), then the Company shall promptly, but in no event later than two days after the date of such termination

          (except as otherwise provided in Section 8.3(a)) or, in the case of a termination pursuant to Section 8.2(ii), two days after the relevant agreement is entered into, pay Keystone a fee equal to

          $1.9 million (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Keystone and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Keystone or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Keystone or

          Merger Sub its costs and expenses (including attorneys, fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Mellon Bank, N.A. in effect on the date such payment was required to be made.  Solely for purposes of Section 8.5(b)(i), the term "Acquisition Proposal"

          shall have the meaning assigned to such term in Section 6.2(a)

          except that references to "15%" in the definition of "Acquisition

          Proposal" in Section 6.2(a) shall be deemed to be references to

          35%.







                                     ARTICLE IX



                              Miscellaneous and General



                    9.1  Survival.  This Article IX (other than Sections

          9.2 and 9.4) and the agreements of the Company, Keystone and

          Merger Sub contained in Sections 6.7(b) (Affiliates), 6.10

          (Benefits), 6.11 (Expenses), 6.12 (Indemnification; Directors'

          and Officers' Insurance) and 6.16 (Tax Status) shall survive the consummation of the Merger.  This Article IX (other than

          Section 9.2, Section 9.3, and Section 9.14) and the agreements of the Company, Keystone and Merger Sub contained in Section 6.11

          (Expenses), Section 6.15 (Confidentiality) and Section 8.5

          (Effect of Termination and Abandonment) shall survive the

          termination of this Agreement.  All other representations,

          warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this

          Agreement.



                    9.2  Modification or Amendment.  Subject to the

          provisions of applicable law, at any time prior to the Effective

          Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.



                    9.3  Waiver of Conditions.  (a)  Any provision of this

          Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.



                         (b)  No failure or delay by any party in

          exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise herein provided, the rights and remedies herein

          provided shall be cumulative and not exclusive of any rights or remedies provided by law.



                    9.4  Counterparts.  This Agreement may be executed in

          any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                    9.5  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL

          RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN

          ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD

          TO THE CONFLICT OF LAW PRINCIPLES THEREOF, AND THE MERGER SHALL

          BE GOVERNED BY AND IN ACCORDANCE WITH THE DGCL, TO THE EXTENT

          APPLICABLE.  The parties hereby irrevocably submit to the

          jurisdiction of the Federal courts of the United States of

          America or the Court of Chancery located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the

          interpretation or enforcement hereof or of any such document,

          that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court.  The parties hereby

          consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in

          Section 9.6 or in such other manner as may be permitted by law,

          shall be valid and sufficient service thereof.

                         (b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY

          CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

          INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH

          PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

          SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

          LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

          THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS

          AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO

          REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

          REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

          NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

          WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE

          IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS

          WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO

          ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL

          WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.



                    9.6  Notices.  Notices, requests, instructions or other

          documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid,

          (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and

          (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:



                    If to Keystone or Merger Sub:


                    Keystone Automotive Industries, Inc.

                    700 East Bonita Avenue

                    Pomona, California 91767

                    Attn:  James C. Lockwood, Esq.

                    Fax:  (909) 624-9136



                    with copies to:



                    Manatt, Phelps & Phillips, LLP

                    11355 W. Olympic Boulevard

                    Los Angeles, California 90064

                    Attn:  Paul Irving, Esq.

                    Fax:  (310) 312-4224



                    If to the Company:

                    Republic Automotive Parts, Inc.

                    500 Wilson Pike Circle

                    Suite 115

                    P.O. Box 2088

                    Brentwood, Tennessee 37024

                    Attn:  Keith M. Thompson

                    Fax: (615) 373-1629



                    with copies to:

                    Patterson, Belknap, Webb & Tyler, LLP

                    1133 Avenue of the Americas

                    New York, NY  10036-6701

                    Attn:  Jeffrey E. LaGueux, Esq.

                    Fax:  (212) 336-2222



                    and



                    Berner & Berner, P.C.

                    515 Madison Avenue

                    20th Floor

                    New York, New York 10022

                    Attn: Richard O. Berner, Esq.

                    Fax: (212) 735-0638



          or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.



                    9.7  Entire Agreement.  This Agreement (including any

          exhibits hereto), the Stock Option Agreement, the Confidentiality

          Agreement, the Company Disclosure Letter and the Keystone

          Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT,

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS

          AGREEMENT AND THE STOCK OPTION AGREEMENT, NEITHER KEYSTONE AND

          MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR

          WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS

          OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS,

          EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER

          REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF

          THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY,

          NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE

          OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION

          WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.



                    9.8  No Third Party Beneficiaries.  Except as provided

          in Sections 6.7(b) (Affiliates), 6.12 (Indemnification;

          Directors, and Officers, Insurance) and 6.16 (Tax Status), this

          Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.



                    9.9  Obligations of Keystone and of the Company.

          Whenever this Agreement requires a Subsidiary of Keystone to take any action, such requirement shall be deemed to include an undertaking on the part of Keystone to cause such Subsidiary to take such action. whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the

          Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.



                    9.10 Severability.  The provisions of this Agreement

          shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof.  If any provision of this

          Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.



                    9.11 Interpretation.  The table of contents and

          headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.  Whenever the words "include,"

          "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                    9.12 Assignment.  This Agreement shall not be

          assignable by operation of law or otherwise.

                    IN WITNESS WHEREOF, this Agreement has been duly

          executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                                   KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                                   By:/s/Charles J. Hogarty
                                      ____________________________________
                                      Name:     Charles J. Hogarty
                                      Title:    Chief Executive Officer



                                   KAI MERGER, INC.


                                   By:/s/Charles J. Hogarty
                                      ____________________________________
                                      Name:     Charles J. Hogarty
                                      Title:    Chief Executive Officer


                                   REPUBLIC AUTOMOTIVE PARTS, INC.


                                   By:/s/Donald B. Hauk
                                      ____________________________________
                                      Name:     Donald B. Hauk
                                      Title:    Executive Vice President
                                                and Chief Financial Officer



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                                  TABLE OF CONTENTS


                                                                       Page



          RECITALS                                                       1

          ARTICLE I  The Merger; Closing; Effective Time                 2
               1.1  The Merger.                                          2
               1.2  Closing.                                             3
               1.3  Effective Time.                                      3

          ARTICLE II Certificate of Incorporation and By-Laws of the
               Surviving Corporation                                     4
               2.1  The Certificate of Incorporation.                    4
               2.2  The By-Laws                                          4

          ARTICLE III Officers, Directors and Management                 4
               3.1  Directors of Surviving Corporation.                  4
               3.2  Officers of Surviving Corporation.                   5

          ARTICLE IV  Effect of the Merger on Capital Stock;
                      Exchange of Certificates                           5
               4.1  Effect on Capital Stock.                             5
                    (a)  Merger Consideration                            5
                    (b)  Cancellation of Shares                          6
                    (c)  Merger Sub                                      6
               4.2  Exchange of Certificates for Shares.                 6
                    (a)  Exchange Procedures                             7
                    (b)  Voting                                          8
                    (c)  Transfers                                       9
                    (d)  Fractional Shares                               9
                    (e)  Termination of Exchange Period; Unclaimed Stock 9
                    (f)  Lost, Stolen or Destroyed Certificates         10
                    (g)  Affiliates                                     10
               4.3  Adjustments to Prevent Dilution.                    10

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          ARTICLE V  Representations and Warranties                     11
               5.1  Representations and Warranties of the Company,
                     Keystone and Merger Sub                            11
                    (a)  Organization, Good Standing and Qualification  12
                    (b)  Governmental Filings; No Violations            13
                    (c)  Reports; Financial Statements                  14
                    (d)  Absence of Certain Changes                     15
                    (e)  Litigation and Liabilities                     16
                    (f)  Accounting and Tax Matters                     17
                    (g)  Taxes                                          17
                    (h)  Compliance with Laws                           19
               5.2  Representations and Warranties of the Company       20
                    (a)  Capital Structure                              20
                    (b)  Corporate Authority; Approval and Fairness     22
                    (c)  Employee Benefits                              23
                    (d)  Takeover Statutes                              25
                    (e)  Environmental Matters                          26
                    (f)  Labor Matters                                  27
                    (g)  Brokers and Finders                            28
                    (h)  Intellectual Property                          28
                    (i)  Rights Agreement                               29
               5.3  Representations and Warranties of Keystone
                     and Merger Sub                                     29
                    (a)  Capital Structure                              29
                    (b)  Corporate Authority; Approval and Fairness     31
                    (c)  Employee Benefits                              32
                    (d)  Environmental Matters                          34
                    (e)  Labor Matters                                  35
                    (f)  Intellectual Property                          35
                    (g)  Brokers and Finders                            36

          ARTICLE VI  Covenants                                         36
               6.1  Interim Operations                                  36
               6.2. Acquisition Proposals.                              40
               6.3  Information Supplied.                               42
               6.4  Shareholders Meeting.                               43
               6.5  Filings; Other Actions; Notification                44
               6.6  Access; Consultation.                               46
               6.7  Affiliates.                                         47

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               6.8  National Market Listing and De-listing.             49
               6.9  Publicity                                           49
               6.10  Benefits.                                          50
                    (a)  Stock Options                                  50
                    (b)  Employee Benefits                              51
               6.11 Expenses                                            51
               6.12 Indemnification; Directors, and Officers, Insurance 51
               6.13 Takeover Statute                                    54
               6.14 Confidentiality                                     54
               6.15 Transfer Taxes                                      55
               6.16 Tax Status                                          55

          ARTICLE VII  Conditions                                       55
               7.1  Conditions to Each Party's Obligation to
                    Effect the Merger                                   56
                    (a)  Shareholder Approval                           56
                    (b)  National Market Listing                        56
                    (c)  Governmental Consents                          56
                    (d)  Laws and orders                                56
                    (e)  S-4                                            57
               7.2  Conditions to Obligations of Keystone
                    and Merger Sub                                      57
                    (a)  Representations and Warranties                 57
                    (b)  Performance of Obligations Company             58
                    (c)  Dissenting Keystone Shares                     58
                    (d)  Consent of Lender                              58
                    (e)  Fairness Opinion                               58
                    (f)  Legal Opinion                                  58
               7.3  Conditions to Obligation of the Company             59
                    (a)  Representations and Warranties                 59
                    (b)  Performance of Obligations of Keystone
                         and Merger Sub                                 59
                    (c)  Dissenting Keystone Shares                     60
                    (d)  Fairness Opinion                               60
                    (e)  Legal Opinion                                  60

          ARTICLE VIII  Termination                                     61
               8.1  Termination by Mutual Consent                       61
               8.2  Termination by Either Keystone or the Company       61
               8.3  Termination by the Company                          62

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               8.4  Termination by Keystone                             63
               8.5  Effect of Termination and Abandonment               64

          ARTICLE IX  Miscellaneous and General                         66
               9.1  Survival                                            66
               9.2  Modification or Amendment                           67
               9.3  Waiver of Conditions                                67
               9.4  Counterparts                                        67
               9.5  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL       68
               9.6  Notices                                             69
               9.7  Entire Agreement                                    72
               9.8  No Third Party Beneficiaries                        73
               9.9  Obligations of Keystone and of the Company          73
               9.10 Severability                                        74
               9.11 Interpretation                                      74
               9.12 Assignment                                          75


          EXHIBITS

               A    Stock Option Agreement                             A-1

               B    Form of Company Affiliate's Letter                 B-1

               C    Form of Keystone Affiliate's Letter                C-1


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                               INDEX OF DEFINED TERMS


          Term                                                  Section

          Acquisition Proposal.................................6.2(a),8.5(b)(i)
          Affiliate............................................     6.7
          Agreement............................................preamble
          Audit Date...........................................  5.1(c)
          Bankruptcy and Equity Exception......................  5.2(b)
          By-Laws..............................................     2.2
          Certificate..........................................  4.1(a)
          Certificate of Merger................................     1.3
          Charter..............................................     2.1
          Closing..............................................     1.2
          Closing Date.........................................     1.2
          Code.................................................recitals
          Company..............................................preamble
          Company Affiliate's Letter...........................  6.7(a)
          Company Disclosure Letter............................     5.1
          Company Option.......................................6.10(a)(i)
          Company Required Consents............................5.1(b)(i)
          Company Requisite Vote...............................  5.2(b)
          Company Share........................................  4.1(a)
          Company Shares.......................................  4.1(a)
          Compensation and Benefit Plans.......................5.2(c)(i)
          Confidentiality Agreement............................  6.6(a)
          Contracts............................................5.1(b)(ii)(B)
          Costs................................................ 6.12(a)
          Current Premium...................................... 6.12(c)
          D&O Insurance........................................ 6.12(c)
          DGCL.................................................     1.1
          Disclosure Letter....................................     5.1
          Effective Time.......................................     1.3
          Environmental Law....................................  5.2(e)
          ERISA................................................5.2(c)(ii)
          ERISA Affiliate......................................5.2(c)(iii)
          ERISA Affiliate Plan.................................5.2(c)(iii)
          Escrow Account.......................................     4.4
          Escrow Agent.........................................     4.4
          Escrow Agreement.....................................     4.4
          Exchange Act.........................................5.1(b)(i)(B)
          Exchange Agent.......................................  4.2(a)
          Exchange Ratio.......................................  4.1(a)

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          Excluded Company Shares..............................  4.1(a)
          GAAP.................................................  5.1(c)
          Governmental Entity..................................5.1(b)(i)(C)
          Hazardous Substance..................................  5.2(e)
          HSR Act..............................................5.1(b)(i)(B)
          Indemnified Parties.................................. 6.12(a)
          Initial 15 Day Period................................     8.4
          IRS..................................................5.2(c)(ii)
          Keystone.............................................preamble
          Keystone Affiliate's Letter.......................... 6.7(a)
          Keystone Common Stock................................  4.1(a)
          Keystone Disclosure Letter...........................     5.1
          Keystone Preferred Shares............................5.3(a)(i)
          Keystone Required Consents...........................5.1(b)(i)
          Keystone Requisite Vote..............................  5.3(b)
          Laws.................................................  5.1(h)
          Litigation...........................................5.1(e)(i)
          Material Adverse Effect..............................5.1(a)(ii)
          Merger...............................................recitals
          Merger Consideration.................................  4.1(a)
          Merger Sub...........................................preamble
          Named Executive Officers.............................  5.1(e)
          Order................................................  7.1(d)
          Pension Plan.........................................5.2(c)(ii)
          Person...............................................  4.2(a)
          Permits..............................................  5.1(h)
          Prospectus/Proxy Statement...........................  6.3(i)
          Registered Keystone Shares...........................4.2(a)(ii)(A)
          Reports..............................................  5.1(c)
          Representatives......................................  6.6(a)
          S-4 Registration Statement...........................  6.3(i)
          SEC..................................................  5.1(c)
          Securities Act.......................................5.1(b)(i)(B)
          Shareholders Meetings................................     6.4
          Significant Subsidiaries.............................5.1(b)(ii)(A)
          Stock Option Agreement...............................recitals
          Stock Plans..........................................5.2(a)(ii)
          Subsidiary...........................................5.1(a)(i)
          Substitute Option....................................6.10(a)(i)
          Superior Proposal....................................  6.2(a)
          Surviving Corporation................................     1.1
          Takeover Statute.....................................  5.2(d)
          Tax..................................................5.1(g)(x)

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          Taxes................................................5.1(g)(x)
          Taxable..............................................5.1(g)(x)
          Tax Return...........................................5.1(g)(y)
          Termination Date.....................................  8.2(i)
          Termination Fee......................................  8.5(b)
          The Other Party......................................5.1(a)(iii)
          Transfer Taxes.......................................    6.15

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